Exhibit 32.1
Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Form 10-Q of Standard Parking Corporation (the “Company”) for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge and belief, that:
1) the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and
2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2010	By:	/s/ JAMES A. WILHELM

		Name:	James A. Wilhelm
		Title:	Director, President and Chief Executive Officer (Principal Executive Officer)

Date: November 5, 2010	By:	/s/ G. MARC BAUMANN

		Name:	G. Marc Baumann
		Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Date: November 5, 2010	By:	/s/ DANIEL R. MEYER

		Name:	Daniel R. Meyer
		Title:	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer and Duly Authorized Officer)
This certification shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.